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                                                                   EXHIBIT 7(1):

ADDITIONAL LIST OF REINSURANCE CONTRACTS

TITLE                             EFFECTIVE                     REINSURER
-----                             ---------                     ---------
                                    DATE
                                    ----
Automatic Reinsurance Agreement     10/1/99   Employers Reassurance Corporation
No. 2926/GF-4111-81

Automatic & Facultative YRT
Reins Agreement #4714-00-00         10/1/99   RGA Reinsurance Company

Automatic Reins Agreement #5918-5   10/1/92   AUSA Life Ins Co (formerly
a) Amendment No. 5 adding Surv                TransAmerica)
Options Premier as of 10/1/99

Automatic YRT Reinsurance Agreement  5/1/00   Gerling Global Life Reinsurance Co
No. PML01YA